EXHIBIT 99.1

United States Antimony Corporation Announces Second

Contract for International Supply of Antimony

Filing of $100 Million Universal Shelf

Registration Statement on Form S-3

“The Critical Minerals and ZEO Company”

DALLAS, TX / ACCESSWIRE / December 30, 2024 / United States Antimony Corporation ("USAC", or the “Company”), (NYxSE: UAMY) announced today that it has entered into a second definitive agreement for an additional international new supply of antimony. The initial new inbound international shipments will come from Thailand and will consist of 50 wet metric tons or two full containers. The containers are currently anticipated to arrive at the Mexican west coast port of Manzanillo beginning in March 2025 and will be delivered in order to be processed at the Company’s Madero Smelter also located in Mexico.

On Friday, December 27, 2024, the Company filed a new universal shelf registration statement on Form S-3 with the United States Securities and Exchange Commission ("SEC"), which will replace its existing $25 million universal shelf registration statement that will expire in January 2025. The registration statement is intended to provide USAC with maximum flexibility to access the public capital markets in order to respond to financing and business opportunities in the future. Although the registration statement relating to these securities has been filed with the SEC, it has not yet become effective.

At the present time, USAC has no specific plans to issue securities under the registration statement. If and when the registration statement is declared effective by the SEC, the Company will be able to offer and sell, from time to time, up to $100 million of securities such as senior subordinated or convertible debt securities, warrants, units, common and preferred stock, or any combination thereof.

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Commenting on these announcements today, Mr. Gary C. Evans, Chairman & CEO stated, “We believe the quantities of antimony ore from this second international party will increase significantly over the ensuing months. Obtaining quality antimony supply to feed USAC’s existing smelters has been a top priority for management. In combination with the prior announcement on December 20, 2024 regarding new antimony supply from Australia, we are accomplishing this goal and setting up fiscal 2025 to be an exceptional year from a financial perspective for the benefit of our shareholders. Additionally, if and when deemed necessary, we have prepared ourselves for having the capability of entering the capital markets over the next several years due to our significant growth objectives. Having optionality in accessing capital is a necessary ingredient for success.”

Following the effectiveness of the shelf registration statement, USAC may periodically offer one or more of the registered securities in amounts, at prices, and on terms to be announced when, and if, the securities are offered. The terms of any securities offered under the registration statement, and the intended use of the net proceeds resulting therefrom, will be established at the times of the offerings and will be described in prospectus supplements filed with the SEC at the times of the offerings.

These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC”, the “Company”, “Our”, “Us”, or “We”) sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

PO Box 540308

Dallas, TX 75354

Jonathan Miller, Vice President – IR

E-Mail: Jmiller@usantimony.com

Phone: 406-606-4117

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